                                                               Exhibit (e)(7)(i)

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT
                                 CLASS IA SHARES

                                AXA ADVISORS, LLC


         AMENDED AND RESTATED AGREEMENT, dated as of July 15, 2002 by and between EQ Advisors Trust (the "Trust") and AXA Advisors, LLC ("AXA Advisors").


                              W I T N E S S E T H:

         WHEREAS, the Trust is a Delaware business trust whose shareholders are and will be separate accounts in unit investment trust form ("Eligible Separate Accounts") of insurance companies ("Participating Insurance Companies"); and

         WHEREAS, such Participating Insurance Companies issue, among other products, variable insurance and annuity products ("Variable Products") whose net premiums, contributions or other considerations may be allocated to Eligible Separate Accounts for investment in the Trust; and

         WHEREAS, the Trust's Class IA shares will not be sold except in connection with such Variable Products or directly to tax-qualified pension and retirement plans ("Qualified Plans") outside the separate account context; and

         WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940 ("Investment Company Act"); and

         WHEREAS, the Investment Company Act prohibits any principal underwriter for a registered open-end management investment company from offering for sale, selling, or delivering after sale any security of which such company is the issuer, except pursuant to a written contract with such investment company, and AXA Advisors will be a distributor for sale of the Class IA shares issued by the Trust; and

         WHEREAS, AXA Advisors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, ("Securities Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

         NOW THEREFORE, the Trust and AXA Advisors agree as follows:

         Section 1. The Trust has adopted a form of Participation Agreement, which was approved by the Board of Trustees of the Trust. This Amended and Restated Agreement shall be subject to the provisions of the form of Participation Agreement, the terms of which are incorporated herein by reference, made a part hereof and controlling. The form of Participation Agreement may be amended or superseded, without prior notice, and this Amended and Restated Agreement shall be deemed amended to the extent the form of Participation Agreement is amended or superseded. AXA Advisors represents and warrants that it will act in a manner consistent with such form of Participation Agreement as it is currently set forth and as it may be amended or superseded, so long as AXA Advisors serves as the principal underwriter of the Class IA shares of the Trust.

         Section 2. AXA Advisors is hereby authorized, from time to time, to enter into separate written agreements ("Sales Agreements" or, individually, a "Sales Agreement"), on terms and conditions not inconsistent with this Amended and Restated Agreement, with Participating Insurance Companies which have Eligible Separate Accounts and which agree to participate in the distribution of the Trust's Class IA shares, directly or through affiliated brokerdealers, by means of distribution of Variable Products and to use their best efforts to solicit applications for Variable Products. AXA Advisors may not enter into any Sales Agreement with any Participating Insurance Company that is more favorable than that maintained with any other Participating Insurance Company and Eligible Separate Account, except that not all Portfolios of the Trust need be made available for investment by all Participating Insurance Companies, Eligible Separate Accounts or Variable Products. The Board of Trustees of the Trust may, in its sole discretion, determine that certain Portfolios and classes of shares of the Trust shall be available only to certain types of Variable Products or to a single Participating Insurance Company and its affiliates.

         Section 3. Such Participating Insurance Companies and their agents or representatives soliciting applications for Variable Products shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Variable Products under any applicable insurance laws and any applicable securities laws of one or more states or other jurisdictions in which Variable Products may be lawfully sold. Each such Participating Insurance Company shall, when required by law, be both registered as a broker-dealer under the Securities Exchange Act and a member of the NASD. Each such Participating Insurance Company shall agree to comply with all laws and regulations, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the recordkeeping and sales supervision requirements of such laws and regulations.

         Section 4. The Trust's shares are divided into series or Portfolios, each representing a different portfolio of investments. Each Portfolio is further divided into Class IA and Class IB shares. The Trust's Portfolios and any restrictions on availability for Class IA shares relating thereto are set forth in Schedule A hereto, which may be amended from time to time.

         Purchases and redemptions of the Trust's Class IA shares of each Portfolio shall be at the net asset value therefor, computed as set forth in the most recent relevant Prospectus and Statement of Additional Information relating to the Trust's Class IA shares contained in its Registration Statement on Form N-1A, or any amendments thereto (respectively, "Trust Prospectus" and "SAI"), and any supplements thereto and shall be submitted by the Participating Insurance Company to the Trust's transfer agent pursuant to procedures and in accordance with payment provisions adopted by AXA Advisors and the Trust from time to time. The Trust's Class IA shares may not be sold or transferred, except to an Eligible Separate Account or Qualified Plan, without the prior approval of the Trust's Board of Trustees.

         Section 5. The Trust shall not pay any compensation to AXA Advisors for services as a distributor hereunder, nor shall the Trust reimburse AXA Advisors for any expenses related to such services. AXA Advisors may, but need not, pay or charge Participating Insurance Companies pursuant to Sales Agreements, as described in Section 2 hereof.

         Section 6. The Trust represents to AXA Advisors that the Trust Prospectus and SAI, as of their respective effective dates, contain all statements and information which are required to be stated therein by the Securities Act of 1933, as amended ("Securities Act"), and in all respects conform to the requirements thereof, and neither the Trust Prospectus nor the SAI include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Trust Prospectus and SAI in reliance upon, and in conformity with, written information furnished by AXA Advisors specifically for use in the preparation thereof.

         In this connection, AXA Advisors acknowledges that the day-to-day operations of the Trust, including without limitation, investment management, securities brokerage allocation, cash control, accounting, recordkeeping and other administrative, marketing and regulatory compliance functions, are carried on and may in the future be carried on by The Equitable Life Assurance Society of the United States ("Equitable"), affiliates of Equitable, and other parties unaffiliated with Equitable on behalf of the Trust (collectively, the "Preparing Parties"), under various agreements and arrangements, and that such activities in large measure provide the basis upon which statements and information are included or omitted from the Trust Prospectus and SAI. AXA Advisors further acknowledges that because of the foregoing arrangements, the preparation of the Trust Prospectus and SAI is substantially in the control of the Preparing Parties, subject to the broad supervisory authority and responsibility of the Trust's Board of Trustees, and that, essentially, the only Trust Prospectus or SAI information not independently known to, or prepared by, the Preparing Parties is personal information as to each Trustee's full name, age, background, business experience and other personal information that may require disclosures under securities laws and for which the Preparing Parties necessarily must rely on each such Trustee to produce.

         Section 7. The Trust will periodically prepare Prospectuses (and, if applicable, SAI's) and any supplements thereto, proxy materials and annual and semi-annual reports (collectively, the "Documents") and shall, in accordance with the form of Participation Agreement, provide sufficient copies of such Documents or shall make camera ready copy available to AXA Advisors for reproduction by AXA Advisors or the Participating Insurance Companies. With respect to Documents provided to existing owners of Variable Products, the cost of preparing, printing, mailing or otherwise distributing such Documents shall be borne by the Trust. With respect to the Trust's Class IA shares, the Trust shall not pay the cost of printing, mailing or otherwise distributing such Documents except as specified in this Section 7. The Trust will use its best efforts to provide notice to AXA Advisors of anticipated filings or supplements. AXA Advisors or the Participating Insurance Companies may alter the form of some or all of the Documents, with the prior approval of the Trust's officers and legal counsel. Any preparation costs associated with altering the form of the Documents will be borne by AXA Advisors or the Participating Insurance Companies, not the Trust.

         Section 8. AXA Advisors and officers of the Trust may, from time to time, authorize descriptions of the Trust for use in sales literature or advertising by the Participating Insurance Companies (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media), which authorization will not be unreasonably withheld or delayed.

         Section 9. AXA Advisors shall furnish to the Trust, at least quarterly, reports as to the sales of the Trust's Class IA shares made pursuant to this Amended and Restated Agreement. These reports may be combined with any similar report prepared by AXA Advisors or any of the Preparing Parties.

         Section 10. AXA Advisors shall submit to all regulatory and administrative bodies having jurisdiction over the operations of AXA Advisors, the Trust, or any Participating Insurance Company, present or future, any information, reports or other material which any such body by reason of this Amended and Restated Agreement may request or require as authorized by applicable laws or regulations.

         Section 11. This Amended and Restated Agreement shall be subject to the provisions of the Investment Company Act, the Securities Exchange Act and Securities Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions and no-action positions as the Securities and Exchange Commission or its staff may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, (a) the term "assigned" shall not include any transaction exempted from section 15(b)(2) of the Investment Company Act and (b) the vote of the persons having voting rights in respect of the Trust referred to in Section 12 shall be the affirmative votes of the lesser of (i) the holders of more than 50% of all votes in respect of Class IA shares entitled to be cast in respect of the Trust or (ii) the holders of at least 67% of the votes in respect of Class IA shares which are present at a meeting of such persons if the holders of more than 50% of all votes in respect of Class IA shares entitled to be cast in respect of the Trust are present or represented by proxy at such meeting, in either case voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Trust's Board of Trustees.

         Section 12. This Amended and Restated Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or AXA Advisors ("Independent Trustees") and by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees of the Trust, or (b) the Board of Trustees of the Trust. This Amended and Restated Agreement may be terminated at any time, without penalty, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 11.

         Section 13. This Amended and Restated Agreement shall terminate automatically if it shall be assigned.

         Section 14. The Trust shall indemnify and hold harmless AXA Advisors from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which AXA Advisors may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, improper, fraudulent or unauthorized acts or omissions by the Trust or its officers, trustees, agents or representatives, other than acts or omissions caused directly or indirectly by AXA Advisors.

         AXA Advisors will indemnify and hold harmless the Trust, its officers, trustees, agents and representatives against any losses, claims, damages or liabilities, to which the Trust its officers, trustees, agents and representatives may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Trust Prospectus and/or SAI or any supplements thereto; (ii) the omission or alleged omission to state any material fact required to be stated in the Trust Prospectus and/or SAI or any supplements thereto or necessary to make the statements therein not misleading; or (iii) other misconduct or negligence of AXA Advisors in its capacity as a principal underwriter of the Trust's Class IA shares and will reimburse the Trust, its officers, Trustees, agents and representatives for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that AXA Advisors shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Trust Prospectus and/or SAI or any supplement in good faith reliance upon and in conformity with written information furnished by the Preparing Parties specifically for use in the preparation of the Trust Prospectus and/or SAI.

         Section 15. A copy of the Amended and Restated Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Delaware and notice is given hereby that this Amended and Restated Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually, and that the obligations of or arising out of this Amended and Restated Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each Portfolio.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed as of the day and year first above written.

                                   EQ ADVISORS TRUST



                                   By: /s/ Peter D. Noris
                                       --------------------------------------
                                       Peter D. Noris
                                       President and Trustee



                                   AXA ADVISORS, LLC


                                   By: /s/ John Lefferts
                                       ---------------------------------------
                                       John Lefferts
                                       Executive Vice President

                                   SCHEDULE A

                          EQ ADVISORS TRUST PORTFOLIOS
                          ----------------------------



EQ/Alliance Common Stock Portfolio                              EQ/Equity 500 Index Portfolio
                                                                (fka Alliance Equity Index Portfolio)

EQ/Aggressive Stock Portfolio
(fka Alliance Aggressive Stock Portfolio)                       EQ/Evergreen Omega Portfolio
                                                                (fka EQ/Evergreen Portfolio)

EQ/Alliance Global Portfolio

                                                                EQ/FI Mid Cap Portfolio


EQ/Alliance Growth and Income Portfolio
                                                                EQ/FI Small/Mid Cap Value Portfolio
EQ/Alliance Growth Investors Portfolio                          (fka Warburg Pincus Small Company Value Portfolio)


EQ/High Yield Portfolio                                         EQ/International Equity Index Portfolio
(fka EQ/Alliance High Yield Portfolio)                          (fka BT International Equity Index Portfolio)


EQ/Alliance Intermediate Government Securities                  EQ/Janus Large Cap Growth Portfolio
Portfolio


EQ/Alliance International Portfolio                             EQ/J.P. Morgan Core Bond Portfolio
                                                                (fka JPM Core Bond Portfolio)

EQ/Alliance Money Market Portfolio                              EQ/Lazard Small Cap Value Portfolio


EQ/Alliance Quality Bond Portfolio                              EQ/Marsico Focus Portfolio

EQ/Alliance Small Cap Growth Portfolio                          EQ/Mercury Basic Value Equity Portfolio
                                                                (fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Alliance Premier Growth Portfolio

                                                                EQ/MFS Emerging Growth Companies Portfolio

EQ/Alliance Technology Portfolio

                                                                EQ/MFS Investors Trust Portfolio


EQ/Bernstein Diversified Value Portfolio

                                                                EQ/MFS Research Portfolio

EQ/Balanced Portfolio
(fka Alliance Balanced Portfolio)                               EQ/Emerging Markets Equity Portfolio


EQ/Calvert Socially Responsible Portfolio                       EQ/Putnam Growth & Income Value Portfolio


EQ/Capital Guardian International Equity Portfolio              EQ/Putnam International Equity Portfolio



EQ/Capital Guardian Research Portfolio                          EQ/Putnam Voyager Portfolio
                                                                (fka EQ/Putnam Investors Growth Portfolio)


EQ/Capital Guardian U.S. Equity Portfolio

                                                                EQ/Small Company Index Portfolio
                                                                (fka BT Small Company Index Portfolio)